CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2011 relating to the financial statements which appear in the December 31, 2010 Annual Report to Shareholders of Virtus Variable Insurance Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Statement of Additional Information”, “Independent Registered Public Accounting Firm”, “Non-Public Holdings Information” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 21, 2011